Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) dated as of December 5, 2002 between ETS Payphones, Inc. (the “Company”) and Guy A. Longobardo (the “Executive”), as amended February 12, 2004 and January 28, 2005 (collectively, the “Amended Agreement”) is made effective as of November 11, 2005.

Whereas in consideration of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree that the Term of the Amended Agreement is extended to December 31, 2006.

All other provisions of the Amended Agreement not specifically amended by this Amendment shall remain in full force and effect. All capitalized but undefined terms used herein shall have the meaning ascribed to them in the Amended Agreement. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed one and the same agreement. A photocopy or facsimile reproduction of this Amendment and any signatures shall be deemed as effective as the original.

IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Amendment as of the date first shown above.

COMPANY

By: /s/Michael H. McClellan

Title: CFO

Date November 11, 2005

By: /s/David Jones

Title: Secretary

Date: November 11, 2005

EXECUTIVE

/s/ Guy A. Longobardo
Guy A. Longobardo

Date: November 11, 2005